Exhibit 8.1

October 30, 2025

Seven Hills Realty Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Ladies and Gentlemen:

The following opinion is furnished to Seven Hills Realty Trust, a Maryland real estate investment trust (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Current Report on Form 8-K to be filed by the Company on or about October 30, 2025, in connection with the registration by the Company of up to 7,532,861 common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Company upon the exercise of subscription rights issued by the Company pursuant to the Company’s Registration Statement on Form S-3 (Reg. No. 333-290401), including without limitation the documents incorporated by reference therein (the “Registration Statement”), the Company’s prospectus dated September 29, 2025, the form of which is a part of the Registration Statement, including without limitation the documents incorporated by reference therein (the “Base Prospectus”), and the Company’s prospectus supplement dated October 30, 2025 to the Base Prospectus, including without limitation the documents incorporated by reference therein (the “Prospectus Supplement”; the Base Prospectus, as supplemented by the Prospectus Supplement, the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”).

We have acted as special tax counsel for the Company in connection with the issuance by the Company to the holders of record of Common Shares at the close of business on November 10, 2025 (such holders, the “Record Date Shareholders”) of transferable rights (the “Rights”) entitling such Record Date Shareholders to subscribe for up to 7,532,861 Common Shares (together with the Rights, the “Offered Securities”). We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s declaration of trust and its second amended and restated bylaws; (ii) the Registration Statement; (iii) the Prospectus; (iv) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 (the “Form 10-K”, which is incorporated by reference into the Registration Statement); and (v) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025 (the “Forms 10-Q”, which are incorporated by reference into the Registration Statement, and together with the Form 10-K, the “Periodic Filings”). For purposes of the opinion set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted, or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted, and filed, as applicable, without material modification.

Seven Hills Realty Trust

October 30, 2025

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”). No assurance can be given that Tax Laws will not change. In the discussions with respect to Tax Laws matters in the sections of Item 1 of the Form 10-K captioned “Material United States Federal Income Tax Considerations”, as supplemented by the discussion in the section of the Prospectus Supplement captioned “Material U.S. Federal Income Tax Considerations”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions, and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy, and completeness of: (i) the information set forth in the Registration Statement, in the Prospectus, in the Periodic Filings or in any exhibits thereto or any documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Registration Statement, in the Prospectus, in the Periodic Filings or in any exhibits thereto or any documents incorporated therein by reference, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”. We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement, in the Prospectus, in the Periodic Filings or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters in the sections of Item 1 of the Form 10-K captioned “Material United States Federal Income Tax Considerations”, as supplemented by the discussion in the section of the Prospectus Supplement captioned “Material U.S. Federal Income Tax Considerations”, in all material respects are, subject to the limitations set forth therein, fair and accurate summaries of the Tax Laws considerations relevant to holders of the Offered Securities of the Company discussed therein; and (ii) we hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matters thereof.

Seven Hills Realty Trust

October 30, 2025

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in Tax Laws.

This opinion is rendered to you in connection with the issuance of the Offered Securities. Purchasers and holders of the Offered Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, exercising, holding, and disposing of the Offered Securities, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company on or about October 30, 2025, and thereby incorporated by reference as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester

SULLIVAN & WORCESTER LLP